EXHIBIT 99.2


                             JOINT FILING STATEMENT

         In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, $0.01 par value, of Duramed Pharmaceuticals, Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.



Dated: October 15, 1999

                                        SOLVAY PHARMACEUTICALS, INC.


                                        By:   /s/ Jeffrey D. Linton
                                           -------------------------------------
                                           Name:  Jeffrey D. Linton
                                           Title: Vice President, Law,
                                                  Government and Public
                                                  Affairs


                                        SOLVAY AMERICA, INC.


                                        By:   /s/ E.J. Buckingham, III
                                           -------------------------------------
                                           Name:  E.J. Buckingham, III
                                           Title: Vice President, General
                                                  Counsel and Secretary


                                        SOLVAY S.A.


                                        By:   /s/ Rene H. Degreve
                                           -------------------------------------
                                           Name:  Rene H. Degreve
                                           Title: General Manager, Finance
                                                  and Corporate Planning